UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________

FORM 8-K
_________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021
_________
TRISTATE CAPITAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
_________

Commission file number: 001-35913
___________

Pennsylvania		20-4929029
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)

One Oxford Centre		(412)	304-0304
301 Grant Street, Suite 2700		(Registrant’s telephone number, including area code)
Pittsburgh,	Pennsylvania	15219
(Address of principal executive offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	TSC	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.75% Fixed-to-Floating Rate Series A Non-Cumulative Perpetual Preferred Stock	TSCAP	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 6.375% Fixed-to-Floating Rate Series B Non-Cumulative Perpetual Preferred Stock	TSCBP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2021, TriState Capital Holdings, Inc. ( the “Company”) issued an unsecured fixed-to-floating rate note (the “Note”) to Raymond James Financial, Inc. (“Raymond James”) in the amount of $125 million. The Note, which matures on December 15, 2024, bears interest at a fixed annual rate of 2.25% from the date of issuance to December 15, 2022, and thereafter until maturity at a floating annual rate, reset quarterly, equal to the then current three-month Secured Overnight Financing Rate (SOFR) (provided, however, that in the event three-month SOFR is less than zero, three-month SOFR will be deemed to be zero) plus 2.11%. The Note is not redeemable prior to December 15, 2022. On and after December 15, 2022, the Note is redeemable on any interest payment date at 100% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

The Note contains customary affirmative and negative covenants. Affirmative covenants include the timely delivery of quarterly and annual financial statements and maintenance of corporate existence. Negative covenants include limitations on dividends and distributions at any time when the Company or its banking subsidiary is not “well capitalized,” and mergers and sales of substantially all assets.

The Note includes customary events of default, including events of default relating to the nonpayment of principal or interest when due, violation of covenants, cross-default to other debt having a principal amount of at least $25 million and certain bankruptcy or insolvency events, in each case subject to customary notice provisions.

On October 20, 2021, the Company entered into an agreement and plan of merger pursuant to which Raymond James will acquire the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this Current Report on Form 8-K are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.    Description
1.1    Unsecured Fixed-to-Floating Rate Note due December 15, 2024.

104    Cover Page Interactive Data File (embedded within the Inline XBRL Document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRISTATE CAPITAL HOLDINGS, INC.

By	/s/ James F. Getz
James F. Getz
Chairman, President and Chief Executive Officer

Date: December 16, 2021

3